SECOND AMENDMENT TO EMPLOYMENT AND NON-COMPETITION AGREEMENT (SCOTT L. THOMPSON)

This is a Second Amendment to Employment and Non-Competition Agreement (the “Second Amendment”), between Tempur Sealy International, Inc. (the “Company”), and Scott L. Thompson (“Mr. Thompson” or the “Employee”) (the “Parties”).
WHEREAS, the Parties are parties to an Employment and Non-Competition Agreement, dated as of September 4, 2015 (the “Employment Agreement”), as amended by the First Amendment to Employment and Non-Competition Agreement, dated as of November 27, 2017 (the “First Amendment”), and
WHEREAS, the Company wishes to extend the Initial Term under the Employment Agreement, as amended by the First Amendment, and the Employee has agreed to such an extension.
NOW, THEREFORE, the Parties hereto agree as follows:
1. Amendment to Employment Agreement.
Section 1.1 (“Terms of Employment”) is hereby amended by replacing “December 31, 2021” in the fourth line with “December 31, 2022”.
2. No Other Amendments. Except as expressly set forth above, the Employment Agreement remains in full force and effect in accordance with its terms.
3. Defined Terms. Capitalized terms used herein without definition have the meanings given them in the Employment Agreement.
4. Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Second Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Second Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of this 25th day of March, 2020.

The Company
TEMPUR SEALY INTERNATIONAL, INC.

By: /s/ Richard W. Neu
Title: Richard W. Neu, Director

Employee

/s/ Scott L. Thompson
Scott L. Thompson